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                                 EXHIBIT 23.1
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                                                                    Exhibit 23.1

            CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

The Board of Directors
Integrated Process Equipment Corp.

We consent to incorporation by reference in the registration statement, as amended by Amendment No. 1, on Form S-3 of Integrated Process Equipment Corp. of our report dated August 2, 1996, relating to the consolidated balance sheet of Integrated Process Equipment Corp. and subsidiaries as of June 30, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the June 30, 1996 Annual Report on Form 10-K/A-1, of Integrated Process Equipment Corp. and to the reference to our firm under the heading "Experts" in the registration statement.

                                    /s/ KPMG Peat Marwick LLP
                                    -------------------------
                                        KPMG Peat Marwick LLP


Phoenix, Arizona
January 16, 1997